Exhibit 99.1

RAI 401K SAVINGS PLAN

Financial Statements and Supplemental Schedule

December 31, 2011 and 2010

(With Report of Independent Registered Public Accounting Firm Thereon)

RAI 401K SAVINGS PLAN

Table of Contents

Page(s)
Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Statements of Net Assets Available for Benefits as of December 31, 2011 and 2010	2

Statements of Changes in Net Assets Available for Benefits for the Years ended December 31, 2011 and 2010	3

Notes to Financial Statements	4 – 17

Supplemental Schedule

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2011	18 – 24

Note: Supplemental schedules, other than the one listed above, are omitted because of the absence of conditions under which they are required by Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974.

Report of Independent Registered Public Accounting Firm

RAI Employee Benefits Committee of RAI 401K Savings Plan:

We have audited the accompanying statements of net assets available for benefits of RAI 401K Savings Plan, referred to as the Plan, as of December 31, 2011 and 2010, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2011 and 2010, and the changes in its net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Form 5500, Schedule H, Line 4i—Schedule of Assets (Held at End of Year) as of December 31, 2011 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

Greensboro, North Carolina

June 21, 2012

RAI 401K SAVINGS PLAN

Statements of Net Assets Available for Benefits

December 31, 2011 and 2010

	2011	2010
Assets:
Investments, at fair value:
Cash and cash equivalents	$151,297,864	$138,132,775
Reynolds Stock Fund	155,118,831	114,825,671
Equity (common and preferred stock)	17,420,072	18,920,407
Mutual funds	438,866,727	447,706,658
Common/collective trust funds	307,840,256	375,067,040
Investment contracts with insurance companies	453,708,115	498,219,074
Wrapper contracts	356,188	1,232,383
Other	9,122	5,421

Total investments	1,524,617,175	1,594,109,429

Receivables:
Employer contribution	1,875,762	2,733,477
Participant contributions	—	63,018
Investment income	2,087,371	1,690,248
Notes receivable from participants	14,988,714	18,004,842

Total receivables	18,951,847	22,491,585

Total assets	1,543,569,022	1,616,601,014

Liabilities:
Accrued administrative expenses	1,471,322	722,563
Due to broker for securities purchased	2,638,520	1,713,721

Total liabilities	4,109,842	2,436,284

Net assets available for benefits before adjustment for fully benefit-responsive investment contracts	1,539,459,180	1,614,164,730
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	(2,322,436)	(4,593,583)

Net assets available for benefits	$1,537,136,744	$1,609,571,147

See accompanying notes to financial statements.

RAI 401K SAVINGS PLAN

Statements of Changes in Net Assets Available for Benefits

Years ended December 31, 2011 and 2010

	2011	2010
Additions:
Investment income:
Net appreciation in fair value of investments	$16,183,853	$135,601,800
Interest and dividends	18,688,103	16,513,112

Total investment income	34,871,956	152,114,912

Interest income on notes receivable from participants	776,774	980,767

Contributions:
Employer contributions	36,487,092	38,015,697
Participant contributions	36,918,079	36,447,838
Participant rollover contributions	621,214	1,724,878

Total contributions	74,026,385	76,188,413

Total additions	109,675,115	229,284,092

Deductions:
Benefits paid to participants	179,805,234	187,135,801
Administrative expenses	2,304,284	2,471,446

Total deductions	182,109,518	189,607,247

Net increase/(decrease) in net assets available for benefits	(72,434,403)	39,676,845
Transfers in	—	161,316,278
Net assets available for benefits at beginning of year	1,609,571,147	1,408,578,024

Net assets available for benefits at end of year	$1,537,136,744	$1,609,571,147

See accompanying notes to financial statements.

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

(1)	Plan Description

The following brief description of RAI 401K Savings Plan, referred to as the Plan, is provided for general information purposes only. Participants should refer to the plan document for more complete information.

(a)	General

The Plan is a voluntary defined contribution retirement plan for eligible employees of Reynolds American Inc., referred to as RAI or the Company, and participating subsidiaries. All eligible employees become participants unless they elect not to participate. RAI is the Plan Sponsor. The RAI Employee Benefits Committee controls and manages the operation and administration of the Plan. Fidelity Investments Institutional Operations Company, Inc., referred to as Fidelity Operations or Recordkeeper, serves as the recordkeeper for the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, referred to as ERISA.

Effective January 31, 2010, 401(k) Retirement Savings Plan for the Employees of Lane, Limited, Conwood Employee Thrift Plan, and SFNTC Savings Investment and Retirement Plan were merged into Reynolds American Capital Investment Plan. Such merged plans comprise a single plan, within the meaning of Treasury Regulations issued under Section 414(l) of the Internal Revenue Code of 1986, as amended, which was renamed “RAI 401K Savings Plan” effective as of January 31, 2010. Fidelity Operations continues as the Plan’s recordkeeper following the merger, and Fidelity Management Trust Company, referred to as Fidelity or Trustee, continues to serve as the Plan’s trustee following the merger. As a result of the merger, $161,316,278 was transferred into the Plan.

On February 28, 2011, RAI completed the sale of all the capital stock of Lane, Limited, referred to as Lane, and certain other assets related to the Lane operations, to an affiliate of Scandinavian Tobacco Group A/S.

(b)	Contributions

Participant Contributions

Each year, participants may make pre-tax and/or Roth 401(k) contributions to the Plan of up to 75% of their compensation, as defined in the plan document. The first 6% of such pre-tax and/or Roth contributions, referred to as match-eligible contributions, are eligible for employer matching contributions as set forth below. In addition, participants may make after-tax contributions to the Plan of up to 75% of their compensation, either in lieu of or in combination with pre-tax and/or Roth contributions, provided that the combined percentage of compensation for pre-tax, Roth and after-tax contributions is a minimum of 1% and a maximum of 75% of compensation and shall not exceed the participant’s after-tax compensation.

Employer Contributions

With respect to RAI Employees, as defined in the plan document, the appropriate participating companies make matching contributions of 50% of a participant’s match-eligible contributions with respect to participants who are accruing a benefit under a defined benefit plan sponsored by RAI, and 100% of a participant’s match-eligible contributions with respect to participants who are not accruing a benefit under a defined benefit plan sponsored by RAI. In addition, the appropriate

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

participating companies make retirement enhancement contributions to accounts of eligible RAI Employees equal to 3% to 9% of such participants’ eligible compensation, depending on the eligible participant’s hire date, age and years of service as of January 1, 2006.

With respect to Lane/ASC Employees, as defined in the plan document, Lane, and American Snuff Company, LLC, referred to as ASC, make matching contributions of up to 100% of a participant’s match-eligible contributions based upon the ratio of adjusted consolidated operating income of Lane and ASC to the consolidated net sales of Lane and ASC for the year, as specified in the plan document. In addition, Lane and ASC make profit sharing contributions to accounts of eligible Lane/ASC Employees equal to 0% to 6% of such participants’ eligible compensation, depending on the eligible participant’s employer, hire date, and the ratio of adjusted consolidated operating income of Lane and ASC to the consolidated net sales of Lane and ASC for the year, as specified in the plan document. As a result of the sale of Lane on February 28, 2011, the RAI Employee Benefits Committee approved removal of Lane from participation as an adopting employer and Lane employees as active participants under the Plan.

With respect to Santa Fe Employees, as defined in the plan document, Santa Fe Natural Tobacco Company, Inc., referred to as Santa Fe, makes matching contributions of 50% of a participant’s match-eligible contributions. In addition, Santa Fe may make a discretionary profit sharing contribution to be allocated to accounts of eligible Santa Fe Employees pursuant to the plan document.

(c)	Participant Accounts

Each participant’s account is credited with the participant’s contributions and allocations of the Company or participating subsidiaries’ contributions and Plan earnings, and charged with the participant’s withdrawals, Plan losses and an allocation of administrative expenses. Allocations are based on participant contributions, account balances, or compensation, as defined in the plan document. The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

(d)	Vesting

Participants are immediately vested in their contributions and actual earnings thereon. Vesting in employer contributions and earnings thereon made to accounts of RAI Employees, and Lane/ASC Employees whose first date of employment is on or after February 1, 2010, occurs upon the earlier of the completion of 24 months of service with the Company and its participating subsidiaries or upon the occurrence of certain events as defined in the plan document. Each participant who is a Lane/ASC Employee and whose first date of employment is prior to January 31, 2010, shall be fully vested in his or her employer contributions and the earnings thereon at all times. Vesting in employer contributions and earnings thereon made to accounts of Santa Fe Employees occurs upon the earlier of the occurrence of certain events as defined in the plan document or based on years of service with the Company and its participating subsidiaries according to the following schedule:

Years of service	Vested percentage
Less than 1	0%
1	10%
2	30%
3	60%
4 or more	100%

(e)	Investment Options

Plan investments are participant directed. Upon enrollment in the Plan, a participant may direct contributions in 1% increments or in fractional increments in any of 25 investment fund options, or in a self-directed brokerage account managed by Fidelity. Participants may change or transfer their investment options at any time via telephone or a secure internet website.

(f)	Notes Receivable from Participants

Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of 50% of their vested account balance, reduced by the highest outstanding loan balance during the preceding 12 months, or $50,000 and limited by certain restrictions in the plan document. Generally, loan terms shall not be for more than five years, except that certain loans transferred shall continue in effect until paid off or defaulted under the terms of the loan instruments. The loans are secured by the balance in the participant’s account and bear interest at a rate commensurate with prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through payroll deductions.

(g)	Payment of Benefits

Upon termination of service, a participant is entitled to receive a lump sum amount equal to the value of the participant’s vested interest in their account, or, if elected by the participant, monthly installments calculated in accordance with rules set forth in the Plan. Partial lump sum distributions are also available after termination of service.

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RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

(h)	Expenses

Expenses relating to the purchase or sale of investments are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses, including investment manager fees attributable to specific investment funds, may be charged against that investment fund. Administrative expenses such as trustee, auditor, general plan recordkeeping and Internal Revenue Service user fees may be paid directly from the Plan.

(i)	Forfeitures

Forfeitures are used to reduce future employer contributions. Certain forfeitures may be restored if the participant is reemployed before accruing five consecutive break-in-service years, as defined in the plan document. For the years ended December 31, 2011 and 2010, employer contributions were reduced by $282,000 and $265,000, respectively, by forfeited nonvested accounts. At December 31, 2011 and 2010, forfeited nonvested accounts totaled $214,201 and $346,583, respectively.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements of the Plan have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Investment Valuation and Income Recognition

Investments are valued at fair value. See note 4 for discussion of fair value measurement. Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. The Plan has entered into a pooled separate account and various fully benefit-responsive investment contracts with investment and insurance companies, which maintain the contributions in general accounts. The accounts are credited with earnings on the underlying investments and charged for participant withdrawals and administrative expenses.

Investment contracts held by a defined contribution plan are required to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the Plan. The statement of net assets available for benefits presents the fair value of the investment contracts as well as the adjustment of the fully benefit-responsive investment contracts from fair value to contract value. The statement of changes in net assets available for benefits is prepared on a contract value basis.

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

The contracts are included in the financial statements at contract value after adjustments from fair value. Contract value represents contributions made under the contract, plus earnings, less participant withdrawals and administrative expenses. Participants may direct the withdrawal or transfer of all or a portion of their investment at contract value. There are no reserves against contract value for credit risk of the contract issuer or otherwise. The average yield was 1.94% and 2.80% for the years ended December 31, 2011 and 2010, respectively. The contract rates ranged from 0.00% to 3.59% and 1.13% to 4.46% at December 31, 2011 and 2010, respectively. The crediting interest rate is based on a formula agreed upon with the issuer, but may not be less than certain percentages.

Certain events limit the ability of the Plan to transact at contract value with the insurance company and the financial institution issuer. Such events include the following: (i) amendments to the plan documents, including complete or partial Plan termination or merger with another plan; (ii) changes to the Plan’s prohibition on competing investment options or deletion of equity wash provisions; (iii) bankruptcy of the Plan Sponsor or other Plan Sponsor events, e.g., divestitures or spin-offs of a subsidiary, which cause a significant withdrawal from the Plan or (iv) the failure of the Plan to qualify for exemption from federal income taxes or any required prohibited transaction exemption under ERISA. The Plan administrator does not believe that the occurrence of any such event, which would limit the Plan’s ability to transact at contract value with participants, is probable.

The guaranteed investment contract does not permit the insurance company to terminate the agreement prior to the scheduled maturity date.

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RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

The following tables present the Plan’s investment contracts with insurance companies as of December 31, 2011 and 2010:

	Major		Wrapper	Adjustment	Investments
	credit	Investments	contracts at	to contract	at contract
	ratings	at fair value	fair value	value	value
December 31, 2011:
Synthetic guaranteed investment contracts:
Bank of America	A/A2	$21,842,102	$19,659	$(727,999)	$21,133,762
Bank of America	A/A2	54,204,057	42,553	(667,734)	53,578,876
JPMorgan Chase	A+/Aa3	11,796,697	16,381	676,004	12,489,082
JPMorgan Chase	A+/Aa3	54,208,815	60,043	(801,217)	53,467,641
Monumental/Aegon	AA-/A1	53,525,658	36,598	(124,064)	53,438,192
Monumental/Aegon	AA-/A1	38,285,522	27,604	(167,532)	38,145,594
Rabobank	AA/Aaa	30,172,371	—	(196,791)	29,975,580
Royal Bank of Canada	AA-/Aa1	34,283,541	26,604	214,984	34,525,129
UBS AG	A/Aa3	11,962,359	20,438	(28,118)	11,954,679
UBS AG	A/Aa3	53,922,311	106,308	(569,559)	53,459,060
CDC IXIS Asset Management	A+/Aa3	54,204,130	—	(625,791)	53,578,339

		418,407,563	356,188	(3,017,817)	415,745,934

Guaranteed investment contracts:
Metropolitan Life	AA-/Aa3	5,905,313	—	170,800	6,076,113
Metropolitan Life	AA-/Aa3	9,481,858	—	560,794	10,042,652
New York Life	AA+/Aaa	6,085,178	—	(36,213)	6,048,965

		21,472,349	—	695,381	22,167,730

Pooled separate account:
ABN AMRO Income Plus Fund		13,828,203	—	—	13,828,203

Total investment contracts with insurance companies		$453,708,115	$356,188	$(2,322,436)	$451,741,867

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

	Major		Wrapper	Adjustment	Investments
	credit	Investments	contracts at	to contract	at contract
	ratings	at fair value	fair value	value	value
December 31, 2010:
Synthetic guaranteed investment contracts:
Bank of America	A+/Aa2	$52,911,940	$153,551	$(739,623)	$52,325,868
Bank of America	A+/Aa2	27,495,284	—	(906,247)	26,589,037
JPMorgan Chase	A+/Aa2	14,544,731	73,172	643,875	15,261,778
JPMorgan Chase	A+/Aa2	52,911,940	220,943	(843,671)	52,289,212
Monumental/Aegon	AA-/A1	52,911,940	—	(456,893)	52,455,047
Monumental/Aegon	AA-/A1	41,208,759	—	(389,763)	40,818,996
Rabobank	AAA/Aaa	33,844,510	187,270	(416,507)	33,615,273
Royal Bank of Canada	AA-/Aaa	39,490,904	49,894	637,471	40,178,269
State Street	A+/A1	44,261,041	125,798	(618,148)	43,768,691
UBS AG	A+/Aa2	13,616,629	71,243	(52,829)	13,635,043
UBS AG	A+/Aa2	52,911,939	350,512	(891,574)	52,370,877
CDC IXIS Asset Management	A+/Aa3	52,911,939	—	(548,246)	52,363,693

		479,021,556	1,232,383	(4,582,155)	475,671,784

Guaranteed investment contracts:
New York Life	AAA/Aaa	5,573,400	—	(11,428)	5,561,972

Pooled separate account:
ABN AMRO Income Plus Fund		13,624,118	—	—	13,624,118

Total investment contracts with insurance companies		$498,219,074	$1,232,383	$(4,593,583)	$494,857,874

(c)	Valuation of Notes Receivable from Participants

Notes receivable from participants are valued at amortized cost plus accrued interest.

(d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

(e)	Payment of Benefits

Benefits are recorded when paid.

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

(3)	Investments

The following table presents investments that represent 5% or more of the Plan’s net assets as of December 31, 2011 and 2010. Except for the Interest Income Fund, which is shown at contract value, all the funds are shown at fair value.

	2011	2010
Reynolds Stock Fund (34,883,821 and 32,529,190 shares, respectively)	$155,118,831	$114,825,671
Vanguard Total Stock (6,567,744 and 5,951,754 shares, respectively)	$185,998,499	$169,863,068
Interest Income Fund (233,057,114 and 250,141,969 shares, respectively) (Fair Value of $589,242,221 and $624,715,085 as of December 31, 2011 and 2010, respectively)	$586,919,785	$620,121,502

The Interest Income Fund is an investment option for participants that is a stable value fund comprised of guaranteed investment contracts, synthetic guaranteed investment contracts, a pooled separate account with an insurance company and cash and cash equivalents, which are separately disclosed on the statement of net assets available for benefits.

The Plan’s investments, including gains and losses on investments bought and sold, as well as held during the year appreciated (depreciated) in value as follows:

	Year ended December 31
	2011	2010
Reynolds Stock Fund	$32,779,151	$19,309,662
Fidelity Brokeragelink	(3,760,256)	2,513,297
Mutual funds	(25,833,197)	45,502,935
Investment contracts with insurance companies	9,116,147	15,724,989
Common/collective trust funds	3,853,607	52,499,291
Other	28,401	51,626

Net appreciation in fair value of investments	$16,183,853	$135,601,800

(4)	Fair Value Measurement

The fair value of assets and liabilities is determined by using a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity, and the reporting entity’s own assumptions about market participant assumptions based on the best information available in the circumstances.

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RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price.

The three levels of the fair value hierarchy are described as follows:

Level 1 –	Inputs are quoted prices, unadjusted, in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 –	Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. A Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 –	Inputs are unobservable and reflect the reporting entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following table sets forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31, 2011 and 2010:

	Assets at fair value as of December 31, 2011
	Level 1	Level 2	Level 3	Total
Mutual funds	$438,866,727	$—	$—	$438,866,727
Money market funds	150,520,982	—	—	150,520,982
Equity (common and preferred stock)	17,420,072	—	—	17,420,072
Certificates of deposit	776,882	—	—	776,882
Synthetic investment contracts	—	418,407,563	—	418,407,563
Common/collective trust funds	—	307,840,256	—	307,840,256
Reynolds Stock Fund	—	155,118,831	—	155,118,831
Pooled separate account	—	13,828,203	—	13,828,203
Guaranteed investment contracts	—	—	21,472,349	21,472,349
Wrapper contracts	—	—	356,188	356,188
Other	3,947	5,175	—	9,122

Total investments at fair value	$607,588,610	$895,200,028	$21,828,537	$1,524,617,175

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

	Assets at fair value as of December 31, 2010
	Level 1	Level 2	Level 3	Total
Mutual funds	$447,706,658	$—	$—	$447,706,658
Money market funds	137,532,726	—	—	137,532,726
Equity (common and preferred stock)	18,920,407	—	—	18,920,407
Certificates of deposit	600,049	—	—	600,049
Synthetic investment contracts	—	479,021,556	—	479,021,556
Common/collective trust funds	—	375,067,040	—	375,067,040
Reynolds Stock Fund	—	114,825,671	—	114,825,671
Pooled separate account	—	13,624,118	—	13,624,118
Guaranteed investment contracts	—	—	5,573,400	5,573,400
Wrapper contracts	—	—	1,232,383	1,232,383
Other	5,421	—	—	5,421

Total investments at fair value	$604,765,261	$982,538,385	$6,805,783	$1,594,109,429

Following is a description of the valuation methodologies used for assets measured at fair value:

Money market funds, certificates of deposit, U.S. government securities, common and preferred stock and mutual funds – Valued at the closing price reported on the active market on which the individual securities are traded.

Common/collective trust funds – These funds are valued using the net asset value, referred to as NAV, as a practical expedient, provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding. The NAV is a quoted price in a market that is not active.

Reynolds Stock Fund – The fund is tracked on a unitized basis. The fund consists of Reynolds American Inc. common stock and funds held in a Fidelity money market fund sufficient to meet the fund’s daily cash needs and other miscellaneous assets and liabilities. Unitizing the fund allows for daily trades. The fair value of a unit is based on the combined fair value of RAI common stock (closing price in an active market on which the securities are traded), the net asset value of the money market fund, and other miscellaneous assets and liabilities held by the fund at year end.

Pooled separate account – Valued using the NAV provided by the administrator of the fund. The NAV is based on the value of the underlying assets owned by the fund, less its liabilities, and then divided by the number of shares outstanding.

Synthetic investment contracts/wrapper contracts – Synthetic investment contracts consists of a fixed income investment portfolio that invests in U.S. domestic fixed income securities (primarily government bonds and high quality corporate bonds) and a “wrapper contract” issued by high quality financial institutions. The bonds are valued at the closing price reported on the active market on which the individual securities are traded. The fair values of these investment contracts are based on discounting related cash flows utilizing current yields of similar investments with comparable durations considering the credit worthiness of the issuers.

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

Guaranteed investment contracts – Valued at the fair value by discounting the related cash flows based on current yields of similar instruments with comparable durations.

For the years ended December 31, 2011 and 2010, there were no transfers of assets into or out of Level 1 and Level 2 of the fair value hierarchy described above.

Level 3 Gains and Losses

The following table sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the year ended December 31, 2011.

	Level 3
	Guaranteed
	investment	Wrapper
	contracts	contracts
Balance, beginning of year	$5,573,400	$1,232,383
Unrealized losses	(527,651)	(750,395)
Realized gains	3,886	(125,800)
Purchases	22,000,000	—
Settlements	(5,577,286)	—

Balance, end of year	$21,472,349	$356,188

The following table sets forth a summary of changes in the fair value of the Plan’s Level 3 assets for the year ended December 31, 2010.

	Level 3
	Guaranteed
	investment	Wrapper
	contracts	contracts
Balance, beginning of year	$13,871,087	$951,533
Unrealized gains (losses)	(797,687)	280,850
Settlements	(7,500,000)	—

Balance, end of year	$5,573,400	$1,232,383

Gains and losses (realized and unrealized) included in changes in net assets for the period above are reported in net appreciation in fair value of investments in the statement of changes in net assets available for benefits.

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

(5)	Related Party Transactions

Certain investments, within the Fidelity Brokeragelink and Fidelity Retirement Money Market Fund, are managed by Fidelity and, therefore, those transactions qualified as party-in-interest transactions. Administrative fees paid to Fidelity for the years ended December 31, 2011 and 2010 were $769,709 and $988,266, respectively.

The Reynolds Stock Fund (Fund) is provided as an investment option for participants in the Plan. As RAI is the Plan Sponsor, these transactions qualify as party-in-interest transactions. Fund dividends for the years ended December 31, 2011 and 2010 were $8,001,844 and $5,950,646, respectively. The Fund held 3,745,010 shares at $41.42 per share as of December 31, 2011 and 3,520,086 shares at $32.62 per share as of December 31, 2010.

(6)	Income Tax Status

The Plan obtained its latest determination letter dated June 11, 2003, in which the Internal Revenue Service stated that the Plan’s design was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving this determination letter. The Company believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code, and the Plan and related trust continue to be tax exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

Accounting principles generally accepted in the United States of America require plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Plan administrator has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2011, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements. The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Plan administrator believes it is no longer subject to income tax examinations for years prior to 2007.

(7)	Plan Termination

Although it has not expressed any intent to do so, the RAI Employee Benefits Committee has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of the Plan’s termination, the Plan provides that the net assets are to be distributed to participating employees in amounts equal to their respective interests in such assets.

(8)	Contingency

In May 2002, in Tatum v. The R.J.R. Pension Investment Committee of the R.J. Reynolds Tobacco Company Capital Investment Plan, an employee of R.J. Reynolds Tobacco Company, a subsidiary of the Company, and referred to as RJR Tobacco, filed a class-action suit in the U.S. District Court for the Middle District of North Carolina, alleging that the defendants, R.J. Reynolds Tobacco Holdings, Inc., referred to as RJR, RJR Tobacco, the RJR Employee Benefits Committee and the RJR Pension Investment Committee, violated ERISA. The actions about which the plaintiff complains stem from a decision made in 1999 by RJR Nabisco Holdings Corp., subsequently renamed Nabisco Group Holdings Corp., referred to as NGH, to spin off RJR, thereby separating NGH’s tobacco business and food business. As part of the spin-off, the 401(k) plan for the previously related entities had to be divided into two separate plans for the now separate tobacco and food businesses. The plaintiff contends that the defendants violated ERISA by

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

not overriding an amendment to RJR’s 401(k) plan requiring that, prior to February 1, 2000, the stock funds of the companies involved in the food business, NGH and Nabisco Holdings Corp., referred to as Nabisco, be eliminated as investment options from RJR’s 401(k) plan. In his complaint, the plaintiff requests, among other things, that the court require the defendants to pay as damages to the RJR 401(k) plan an amount equal to the subsequent appreciation that was purportedly lost as a result of the liquidation of the NGH and Nabisco funds.

In July 2002, the defendants filed a motion to dismiss, which the court granted in December 2003. In December 2004, the U.S. Court of Appeals for the Fourth Circuit reversed the dismissal of the complaint, holding that 1999 Amendment did contain sufficient discretion for the defendants to have retained the NGH and Nabisco funds as of February 1, 2000, and remanded the case for future proceedings. The court granted the plaintiff leave to file an amended complaint and denied all pending motions as moot. In April 2007, the defendants moved to dismiss the amended complaint. The court granted the motion in part and denied it in part, dismissing all claims against the RJR Employee Benefits Committee and the RJR Pension Investment Committee. The remaining defendants, RJR and RJR Tobacco, filed their answer and affirmative defenses in June 2007. The plaintiff filed a motion for class certification, which the court granted in September 2008. The district court ordered mediation, but no resolution of the case was reached. In September 2008, each of the plaintiffs and the defendants filed motions for summary judgment, and in January 2009, the defendants filed a motion to decertify the class. A second mediation occurred in June 2009, but again no resolution of the case was reached. The district court overruled the motions for summary judgment and the motion to decertify the class.

A nonjury trial was held in January and February 2010. During closing arguments, the plaintiff argued for the first time that certain facts arising at trial showed that the 1999 Amendment was not validly adopted, and then moved to amend his complaint to conform to this evidence at trial. On June 1, 2011, the court granted the plaintiff’s motion to amend his complaint and found that the 1999 Amendment was invalid.

The parties filed their findings of fact and conclusions of law on February 4, 2011. A decision is pending.

(9)	Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

	December 31
	2011	2010
Net assets available for benefits per the financial statements	$1,537,136,744	$1,609,571,147
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	2,322,436	4,593,583

Net assets available for benefits per the Form 5500	$1,539,459,180	$1,614,164,730

(Continued)

RAI 401K SAVINGS PLAN

Notes to Financial Statements

December 31, 2011 and 2010

The following is a reconciliation of investment income per the financial statements for the year ended December 31, 2011 and 2010 to the Form 5500:

	2011	2010
Total investment income per the financial statements	$34,871,956	$152,114,912
Adjustment from fair value to contract value for fully benefit-responsive investment contracts	2,322,436	4,593,583
Prior Year adjustment from fair value to contract value for fully benefit-responsive investment contracts	(4,593,583)	3,767,854

Total investment income per the Form 5500	$32,600,809	$160,476,349

(10)	Subsequent Event

Plan management has evaluated subsequent events from the balance sheet date through the date at which the financial statements were issued, and determined there are no other items to disclose.

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2011

Identity of issue	Maturity	Par value or number of units	Current value
Unitized Company Stock Fund:
* Reynolds Stock Fund		34,883,821	$155,118,831
Mutual funds:
Vanguard Total Stock Fund		6,567,744	185,998,499
Dodge and Cox International Stock		585,487	17,119,635
Vanguard Total International Stock IS		376,809	32,902,943
PIMCO Total Return Fund		5,640,526	61,312,517
IVK Growth & Inc Inst		2,216,683	41,208,136
TCM Small Mid Cap Growth		2,173,581	36,516,160
PIMCO Real Return Inst		1,261,217	14,869,746
WM Blair Small CP Val I		2,904,991	36,225,238
Vanguard Total BD Market Inst		501,698	5,518,679
* Brokeragelink External Fund		6,081,748	6,081,748
* Brokeragelink Unit		427,677	427,677
* Brokeragelink Fidelity Fund		685,749	685,749

Total mutual funds			438,866,727

Cash management accounts:
Money market fund:
* Fidelity Short Term Interest Fund (Interest Income Fund)		135,177,919	135,177,919
* Brokeragelink Money Market Fund		10,786,145	10,786,145
* Reynolds Stock Fund		4,082,300	4,082,300
* Fidelity Retirement Money Market Fund		40,026	40,026
State Street Global Short Term Interest Fund (Interest Income Fund)		434,592	434,592

Total money market funds			150,520,982
*Brokeragelink Certificate of Deposit		776,882	776,882

Total cash management accounts			151,297,864

Common and preferred stock:
* Brokeragelink Common and Preferred Stock		17,420,072	17,420,072
Common/collective investment trusts:
BTC Lifepath Retire		2,698,911	31,157,272
BTC Lifepath 2015		2,632,166	30,457,996
BTC Lifepath 2020		4,390,731	50,824,982
BTC Lifepath 2025		3,878,255	44,915,681
BTC Lifepath 2030		2,338,218	27,014,913
BTC Lifepath 2035		1,581,522	18,278,778
BTC Lifepath 2040		1,315,152	15,132,791
BTC Lifepath 2045		1,091,552	12,567,605
BTC Lifepath 2050		734,095	8,398,310
BTC Lifepath 2055		57,324	647,117
Capital Guardian International Fund		247,769	9,672,914
Intech Large Capital Growth		33,361,032	58,771,897

Total common/collective investment trusts			307,840,256

Pooled separate account (Interest Income Fund):
Income plus fund, 1.43%:
Lasalle National Bank EPL	open-ended	13,828,203	13,828,203
Synthetic guaranteed investment contracts (Interest Income Fund):
Bank of America, Contract #01-246, 3.59% (wrapper contracts):			19,659
Cash Equivalents			20,798
Bank of America Commercial Mortgage	1/1/2049	125,000	131,534
Bank of America Commercial Mortgage	2/1/2051	300,000	315,796
BMW Vehicle Lease Trust	1/15/2014	200,000	200,033
Cisco Systems Inc	2/22/2016	200,000	232,746
Citibank Omni Master Trust	5/16/2016	250,000	251,535
Coca-Cola Co	11/15/2015	300,000	304,092
E.I. Du Pont De Nemours	1/15/2016	200,000	205,502
Federal Home Loan Mortgage Corp	5/1/2041	283,165	296,701
Federal Home Loan Mortgage Corp	10/28/2013	900,000	908,523

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2011

Identity of issue	Maturity	Par value or number of units	Current value
Federal Home Loan Mortgage Corp	10/25/2012	300,000	$310,824
Federal Home Loan Mortgage Corp	10/1/2027	439,817	457,435
Federal Home Loan Mortgage Corp	9/1/2028	354,894	371,070
Federal Home Loan Mortgage Corp	9/1/2028	487,038	510,419
Federal Home Loan Mortgage Corp	4/1/2040	465,416	490,684
Federal Home Loan Mortgage Corp	12/28/2012	250,000	250,973
Federal Home Loan Mortgage Corp	9/1/2039	2,216,001	2,383,759
Federal Home Loan Mortgage Corp	1/15/2024	369,626	383,169
Federal National Mortgage Association	3/15/2013	800,000	839,904
General Electric Capital Corp	9/16/2013	200,000	202,464
General Electric Capital Corp	12/28/2012	1,400,000	1,433,509
Government National Mortgage Association	8/1/2059	303,720	329,752
Government National Mortgage Association	8/1/2059	376,043	408,529
Government National Mortgage Association	11/1/2059	261,398	284,997
Government National Mortgage Association	10/1/2039	124,555	132,218
Government National Mortgage Association	11/1/2039	136,220	144,601
Government National Mortgage Association	8/1/2032	1,212,063	1,249,999
Government National Mortgage Association	5/1/2039	399,377	420,006
Government National Mortgage Association	9/1/2027	739,604	756,869
Government National Mortgage Association	3/1/2034	1,360,130	1,411,979
Government National Mortgage Association	1/1/2032	578,699	603,876
Government National Mortgage Association	10/1/2032	530,059	553,774
Government National Mortgage Association	5/1/2035	170,875	182,633
Government National Mortgage Association	7/1/2038	197,272	201,840
IBM Corp	8/5/2013	450,000	453,542
JP Morgan Chase & Co	9/30/2013	300,000	302,154
JP Morgan Chase Commercial Mortgage	2/15/2051	150,000	156,850
MassMutual Global Funding	9/28/2015	140,000	140,557
Microsoft Corp	9/25/2015	200,000	205,760
MidAmerican Energy Co	1/15/2013	300,000	312,810
National Australia Bank	12/10/2013	200,000	199,052
National Rural Utilities	11/1/2015	300,000	301,788
Navistar Financial Corp Owner Trust	3/18/2014	200,000	199,797
NCUA Guaranteed Notes	10/7/2020	365,540	367,824
NCUA Guaranteed Notes	10/29/2020	447,917	453,605
PFIZER Inc	3/15/2015	200,000	226,238
Royal Bank of Canada	7/20/2016	120,000	121,985
U.S. Treasury	10/31/2012	50,000	50,104
U.S. Treasury	1/15/2014	850,000	862,783
Wal-Mart Store Inc	10/25/2015	300,000	304,710

			21,861,761

Chase, Contract #427522, 0.00% (wrapper contracts):			16,381
Cash Equivalents			22,590
Bank of America Commercial Mortgage	1/1/2049	70,000	73,659
Bank of America Commercial Mortgage	2/1/2051	200,000	210,531
BMW Vehicle Lease Trust	1/15/2014	100,000	100,016
Cisco Systems Inc	2/22/2016	100,000	116,373
Coca-Cola Co	11/15/2015	400,000	405,456
E.I. Du Pont De Nemours	1/15/2016	100,000	102,751
Federal Home Loan Bank	4/13/2012	140,000	140,828
Federal Home Loan Mortgage Corp	10/28/2013	1,000,000	1,009,470
Federal Home Loan Mortgage Corp	5/1/2041	283,165	296,701
Federal Home Loan Mortgage Corp	12/28/2012	250,000	250,973
Federal Home Loan Mortgage Corp	1/15/2024	184,813	191,585
Federal Home Loan Mortgage Corp	10/1/2027	219,908	228,717
Federal Home Loan Mortgage Corp	9/1/2028	186,319	194,812
Federal Home Loan Mortgage Corp	9/1/2028	267,784	280,640
Federal National Mortgage Association	3/15/2013	500,000	524,940
Federal National Mortgage Association	3/1/2027	150,396	155,820
General Electric Capital Corp	9/16/2013	100,000	101,232
Government National Mortgage Association	8/1/2059	227,790	247,314
Government National Mortgage Association	8/1/2059	214,882	233,445
Government National Mortgage Association	11/1/2059	125,471	136,798

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2011

Identity of issue	Maturity	Par value or number of units	Current value
Government National Mortgage Association	10/1/2039	62,278	$66,109
Government National Mortgage Association	11/1/2039	68,110	72,300
Government National Mortgage Association	8/1/2032	652,650	673,076
Government National Mortgage Association	5/1/2039	241,133	253,589
Government National Mortgage Association	9/1/2027	184,901	189,217
Government National Mortgage Association	1/1/2032	385,799	402,584
Government National Mortgage Association	10/1/2032	289,123	302,059
Government National Mortgage Association	5/1/2035	106,797	114,146
Government National Mortgage Association	7/1/2038	123,295	126,150
IBM Corp	8/5/2013	200,000	201,574
John Deere Capital Corp	9/9/2013	200,000	213,378
JP Morgan Chase & Co	3/1/2016	250,000	253,988
JP Morgan Chase & Co	9/30/2013	150,000	151,077
JP Morgan Chase Commercial Mortgage	2/15/2051	150,000	156,850
MassMutual Global Funding	9/28/2015	70,000	70,279
MassMutual Global Funding	7/16/2012	150,000	152,250
Microsoft Corp	9/25/2015	100,000	102,880
MidAmerican Energy Co	1/15/2013	200,000	208,540
National Australia Bank	12/10/2013	200,000	199,052
National Rural Utilities	11/1/2015	200,000	201,192
Navistar Financial Corp Owner Trust	3/18/2014	100,000	99,898
NCUA Guaranteed Notes	10/29/2020	268,750	272,163
NCUA Guaranteed Notes	10/7/2020	191,759	192,957
New York Life Global Funding	5/9/2013	250,000	262,105
New York Life Global Funding	10/16/2012	300,000	311,127
PFIZER Inc	3/15/2015	100,000	113,119
Procter & Gamble Co	2/15/2015	200,000	215,368
U.S. Treasury	12/15/2012	900,000	908,297
Volvo Financial Equipment LLC	6/17/2013	83,445	83,582
Wal-Mart Store Inc	10/25/2015	200,000	203,140

			11,813,078

Monumental/Aegon, Contract #MDA00598TR, 1.42% (wrapper contracts):			27,604
Cash Equivalents			993,053
Bank of America Corp	6/22/2012	145,000	145,280
Bank of America Corp	6/22/2012	355,000	355,967
Citigroup Funding Inc	11/15/2012	500,000	507,198
Federal Farm Credit Bank	12/7/2012	2,000,000	2,031,120
Federal Home Loan Bank	8/22/2012	1,200,000	1,205,700
Federal Home Loan Mortgage Corp	7/15/2012	2,250,000	2,310,322
Federal Home Loan Bank	4/13/2012	1,150,000	1,156,800
Federal Home Loan Mortgage Corp	12/28/2012	300,000	301,168
Federal Home Loan Mortgage Corp	10/25/2012	1,080,000	1,118,966
Federal National Mortgage Association	9/24/2012	2,000,000	2,007,020
Federal National Mortgage Association	8/10/2012	2,000,000	2,019,560
Federal National Mortgage Association	11/1/2038	747,579	818,157
Federal National Mortgage Association	4/1/2039	15,648	17,052
Federal National Mortgage Association	6/22/2012	2,000,000	2,010,940
General Electric Capital Corp	9/28/2012	500,000	506,803
General Electric Capital Corp	12/28/2012	500,000	511,968
JP Morgan Chase & Co	12/26/2012	500,000	509,357
Morgan Stanley	3/13/2012	500,000	500,650
U.S. Treasury	8/31/2012	3,475,000	3,481,244
U.S. Treasury	9/30/2012	5,700,000	5,711,356
U.S. Treasury	10/31/2012	2,000,000	2,004,141
U.S. Treasury	11/30/2012	2,000,000	2,006,484
U.S. Treasury	12/15/2012	5,500,000	5,550,703
Wells Fargo & Company	6/15/2012	500,000	504,513

			38,313,126

Rabobank, Contract #RJR030301, 2.16% (wrapper contracts):			—
Cash Equivalents			706,370
Bank of America Corp	6/22/2012	430,000	430,831
Bank of America Corp	6/22/2012	1,070,000	1,072,916

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2011

Identity of issue	Maturity	Par value or number of units	Current value
Citigroup Inc	4/30/2012	800,000	$805,334
Citibank Omni Master Trust	5/16/2016	250,000	251,536
Federal Home Loan Mortgage Corp	10/28/2013	1,000,000	1,009,470
Federal Home Loan Bank	8/22/2012	1,760,000	1,768,360
Federal Home Loan Bank	4/13/2012	1,685,000	1,694,963
Federal Home Loan Mortgage Corp	12/28/2012	1,250,000	1,254,865
Federal Home Loan Mortgage Corp	10/25/2012	1,580,000	1,637,006
Federal Home Loan Mortgage Corp	9/1/2039	554,000	595,940
Federal National Mortgage Association	3/15/2013	1,000,000	1,049,880
Federal National Mortgage Association	8/1/2037	980,284	1,065,216
Federal National Mortgage Association	11/1/2038	548,224	599,982
Federal National Mortgage Association	4/1/2039	11,475	12,504
General Electric Capital Corp	9/28/2012	1,685,000	1,707,924
Government National Mortgage Association	9/1/2027	73,960	75,687
Government National Mortgage Association	5/1/2031	810,657	839,534
JP Morgan Chase & Co	9/30/2013	350,000	352,513
Morgan Stanley	3/13/2012	1,500,000	1,501,950
New York Life Global Funding	5/9/2013	500,000	524,210
U.S. Treasury	8/31/2012	4,860,000	4,868,733
U.S. Treasury	10/31/2012	2,305,000	2,309,772
U.S. Treasury	12/15/2012	4,000,000	4,036,875

			30,172,371

Royal Bank of Canada, Contract #ABNRJR01, 0.73% (wrapper contracts):			26,604
Cash Equivalents			834,986
Bank of America Corp	6/22/2012	215,000	215,415
Bank of America Corp	6/22/2012	535,000	536,458
BMW Vehicle Lease Trust	1/15/2014	200,000	200,033
Cisco Systems Inc	2/22/2016	300,000	349,119
Citibank Omni Master Trust	5/16/2016	300,000	301,843
Citigroup Inc	4/30/2012	750,000	755,000
CNH Equipment Trust	11/17/2014	604,561	605,737
E.I. Du Pont De Nemours	1/15/2016	300,000	308,253
Federal Home Loan Mortgage Corp	10/28/2013	3,300,000	3,331,251
Federal Home Loan Mortgage Corp	5/1/2041	283,165	296,701
Federal Home Loan Mortgage Corp	12/28/2012	450,000	451,751
Federal Home Loan Mortgage Corp	1/15/2024	369,626	383,169
Federal Home Loan Mortgage Corp	10/1/2027	615,744	640,408
Federal Home Loan Mortgage Corp	9/1/2028	510,160	533,414
Federal National Mortgage Association	3/15/2013	3,200,000	3,359,616
Federal National Mortgage Association	11/1/2038	647,901	709,070
Federal National Mortgage Association	4/1/2039	13,561	14,778
General Electric Capital Corp	12/21/2012	3,000,000	3,055,809
General Electric Capital Corp	9/16/2013	300,000	303,696
Government National Mortgage Association	8/1/2059	216,943	235,537
Government National Mortgage Association	8/1/2059	644,645	700,335
Government National Mortgage Association	11/1/2059	261,398	284,997
Government National Mortgage Association	8/1/2032	484,825	499,999
Government National Mortgage Association	9/1/2027	369,802	378,435
Government National Mortgage Association	5/1/2031	958,050	992,176
Government National Mortgage Association	1/1/2032	964,498	1,006,461
Government National Mortgage Association	10/1/2032	819,183	855,833
Government National Mortgage Association	5/1/2035	320,390	342,437
Government National Mortgage Association	7/1/2038	369,885	378,450
IBM Corp	8/5/2013	500,000	503,935
JP Morgan Chase & Co	9/30/2013	400,000	402,872
MassMutual Global Funding	9/28/2015	220,000	220,876
Microsoft Corp	9/25/2015	300,000	308,640
MidAmerican Energy Co	10/1/2014	400,000	435,496
Morgan Stanley	3/13/2012	750,000	750,975
National Australia Bank	12/10/2013	250,000	248,815
New York Life Global Funding	5/9/2013	600,000	629,052
New York Life Global Funding	10/16/2012	400,000	414,836
PFIZER Inc	3/15/2015	300,000	339,357

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2011

Identity of issue	Maturity	Par value or number of units	Current value
Royal Bank of Canada	7/20/2016	180,000	$182,977
U.S. Treasury	8/31/2012	2,080,000	2,083,737
U.S. Treasury	10/31/2012	1,250,000	1,252,588
U.S. Treasury	12/31/2012	600,000	602,836
U.S. Treasury	1/15/2014	2,600,000	2,639,102
Wal-Mart Store Inc	10/25/2015	400,000	406,280

			34,310,145

UBS AG, Contract #2481, 1.07% (wrapper contracts):			20,438
Cash Equivalents			257,231
BMW Vehicle Lease Trust	1/15/2014	100,000	100,016
Citigroup Inc	4/30/2012	800,000	805,334
Federal Farm Credit Bank	12/7/2012	500,000	507,780
Federal Home Loan Bank	8/22/2012	680,000	683,230
Federal Home Loan Bank	4/13/2012	540,000	543,193
Federal Home Loan Mortgage Corp	12/28/2012	200,000	200,778
Federal Home Loan Mortgage Corp	10/25/2012	615,000	637,189
Federal National Mortgage Association	11/1/2038	199,354	218,175
Federal National Mortgage Association	4/1/2039	4,173	4,547
Federal National Mortgage Association	3/1/2027	120,317	124,656
General Electric Capital Corp	9/28/2012	655,000	663,911
General Electric Capital Corp	9/16/2013	100,000	101,232
General Electric Capital Corp	12/28/2012	450,000	460,771
Government National Mortgage Association	8/1/2059	81,137	88,091
Government National Mortgage Association	8/1/2059	214,882	233,445
Government National Mortgage Association	11/1/2059	110,258	120,212
Government National Mortgage Association	8/1/2032	261,060	269,230
Government National Mortgage Association	9/1/2027	147,921	151,374
Government National Mortgage Association	5/1/2031	294,784	305,285
Government National Mortgage Association	1/1/2032	289,349	301,938
Government National Mortgage Association	10/1/2032	240,936	251,716
John Deere Capital Corp	9/9/2013	150,000	160,034
JP Morgan Chase & Co	9/30/2013	150,000	151,077
MassMutual Global Funding	9/28/2015	70,000	70,279
MassMutual Global Funding	7/16/2012	200,000	203,000
Morgan Stanley	3/13/2012	500,000	500,650
National Australia Bank	12/10/2013	150,000	149,289
New York Life Global Funding	5/9/2013	200,000	209,684
Procter & Gamble Co	2/15/2015	200,000	215,368
U.S. Treasury	8/31/2012	800,000	801,438
U.S. Treasury	9/30/2012	450,000	450,896
U.S. Treasury	10/31/2012	1,010,000	1,012,091
U.S. Treasury	12/15/2012	1,000,000	1,009,219

			11,982,797

Bank of America, Contract #02-087, 2.37% (wrapper contracts)			42,553
CDC IXIS Asset Management, Contract #WR-1184-04, 2.35% (wrapper contracts)			—
JP Morgan, Contract #AB&W05, 2.49% (wrapper contracts)			60,043
Monumental/Aegon, Contract #MDA00462TR, 1.35% (wrapper contracts)			36,598
UBS AG, Contract #3096, 1.83% (wrapper contracts):			106,308
Cash Equivalents			15,342,428
BMW Vehicle Lease Trust	1/15/2014	1,600,000	1,600,261
Bank of America Commercial Mortgage	1/1/2049	750,000	789,204
Bank of America Commercial Mortgage	5/1/2045	1,290,000	1,351,868
Bank of America Commercial Mortgage	10/10/2045	900,000	949,316
Bank of America Commercial Mortgage	2/1/2051	600,000	631,741
Bank of America Commercial Mortgage	2/1/2051	1,775,000	1,868,461
Bank of America Corp	6/22/2012	1,070,000	1,072,916
Bank of America Corp	6/22/2012	430,000	430,831
Bank of Nova Scotia	12/17/2013	1,600,000	1,642,720
Caterpillar Financial Services Corp	12/7/2012	1,600,000	1,662,528
Cisco Systems Inc	2/22/2016	2,160,000	2,513,657
Citigroup Inc	4/30/2012	3,000,000	3,020,001

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2011

Identity of issue	Maturity	Par value or number of units	Current value
Citigroup Inc	5/19/2015	2,400,000	$2,430,624
Citibank Omni Master Trust	5/16/2016	2,000,000	2,012,284
Coca-Cola Co	11/15/2015	2,160,000	2,189,462
John Deere Capital Corp	4/3/2013	1,500,000	1,571,595
E.I. Du Pont De Nemours	1/15/2016	2,480,000	2,548,225
Federal Farm Credit Bank	12/7/2012	3,500,000	3,554,460
Federal Home Loan Bank	4/13/2012	2,500,000	2,514,783
Federal Home Loan Mortgage Corp	11/1/2033	398,277	420,230
Federal Home Loan Mortgage Corp	10/1/2035	797,560	846,498
Federal Home Loan Mortgage Corp	12/1/2036	1,041,543	1,127,033
Federal Home Loan Mortgage Corp	3/1/2037	2,071,014	2,240,174
Federal Home Loan Mortgage Corp	5/1/2041	1,415,827	1,483,503
Federal Home Loan Mortgage Corp	7/15/2012	1,000,000	1,026,810
Federal Home Loan Mortgage Corp	9/1/2028	4,436,175	4,638,380
Federal Home Loan Mortgage Corp	9/1/2028	6,560,706	6,875,673
Federal Home Loan Mortgage Corp	3/1/2028	5,648,828	5,927,383
Federal Home Loan Mortgage Corp	10/1/2027	3,325,015	3,458,205
Federal Home Loan Mortgage Corp	4/1/2040	1,675,496	1,766,462
Federal Home Loan Mortgage Corp	10/25/2012	6,000,000	6,216,480
Federal Home Loan Mortgage Corp	10/28/2013	6,960,000	7,025,911
Federal Home Loan Mortgage Corp	12/28/2012	4,550,000	4,567,709
Federal Home Loan Mortgage Corp	9/1/2012	312,871	317,880
Federal Home Loan Mortgage Corp	9/1/2039	2,227,081	2,395,678
Federal Home Loan Mortgage Corp	1/15/2024	1,188,084	1,231,614
Federal National Mortgage Association	3/15/2013	4,960,000	5,207,405
Federal National Mortgage Association	5/25/2034	1,280,954	1,429,666
Federal National Mortgage Association	9/24/2012	2,500,000	2,508,775
Federal National Mortgage Association	8/10/2012	2,500,000	2,524,450
Federal National Mortgage Association	7/1/2034	551,568	588,010
Federal National Mortgage Association	11/1/2036	1,996,508	2,170,544
Federal National Mortgage Association	1/1/2037	782,091	845,128
Federal National Mortgage Association	8/1/2037	653,523	710,144
Federal National Mortgage Association	11/1/2038	3,139,830	3,436,262
Federal National Mortgage Association	4/1/2039	65,720	71,617
Federal National Mortgage Association	8/1/2059	1,128,105	1,224,794
Federal National Mortgage Association	8/1/2059	2,256,256	2,451,174
Federal National Mortgage Association	11/1/2059	1,568,386	1,709,979
Federal National Mortgage Association	10/1/2039	934,165	991,635
Federal National Mortgage Association	11/1/2039	1,021,653	1,084,505
Federal National Mortgage Association	4/1/2058	3,770,079	4,004,615
Federal National Mortgage Association	1/21/2018	1,000,000	1,002,981
General Electric Capital Corp	9/16/2013	1,600,000	1,619,712
General Electric Capital Corp	12/28/2012	9,000,000	9,215,415
Government National Mortgage Association	8/1/2032	1,491,770	1,538,460
Government National Mortgage Association	4/1/2034	86,158	86,252
Government National Mortgage Association	9/1/2027	1,331,287	1,362,365
Government National Mortgage Association	10/1/2029	3,883,630	4,026,244
Government National Mortgage Association	7/1/2038	1,479,541	1,513,802
Government National Mortgage Association	9/1/2027	1,405,151	1,452,585
Government National Mortgage Association	10/1/2032	3,777,877	3,946,899
Government National Mortgage Association	1/1/2032	4,398,112	4,589,460
Government National Mortgage Association	5/1/2035	1,281,560	1,369,748
IBM Corp	8/5/2013	2,390,000	2,408,809
JP Morgan Chase & Co	9/30/2013	2,120,000	2,135,222
JP Morgan Chase & Co	3/1/2016	750,000	761,963
JP Morgan Chase Commercial Mortgage	5/1/2045	1,857,871	1,922,014
JP Morgan Chase Commercial Mortgage	2/15/2051	1,125,000	1,176,374
JP Morgan Chase Commercial Mortgage	2/1/2051	1,320,000	1,391,271
JP Morgan Chase & Co	12/26/2012	1,500,000	1,528,071

RAI 401K SAVINGS PLAN

Form 5500, Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2011

Identity of issue	Maturity	Par value or number of units	Current value
MassMutual Global Funding	9/28/2015	976,000	$979,884
Microsoft Corp	9/25/2015	1,960,000	2,016,448
MidAmerican Energy Co	1/15/2013	2,160,000	2,252,232
Morgan Stanley	3/13/2012	3,000,000	3,003,900
NCUA Guaranteed Notes	10/7/2020	1,931,967	1,944,042
NCUA Guaranteed Notes	10/29/2020	1,827,502	1,850,710
NCUA Guaranteed Notes	2/6/2020	1,430,533	1,430,533
National Rural Utilities	11/1/2015	2,160,000	2,172,874
Navistar Financial Corp Owner Trust	3/18/2014	1,700,000	1,698,271
PNC Funding Corp	6/10/2014	1,360,000	1,487,255
PNC Funding Corp	5/19/2014	816,000	848,314
PFIZER Inc	3/15/2015	1,600,000	1,809,904
Procter & Gamble Co	2/15/2015	3,000,000	3,230,520
Royal Bank of Canada	7/20/2016	500,000	508,270
Svenska Handelsbanken AB	6/10/2014	2,400,000	2,497,224
U.S. Bancorp Inc	6/14/2013	1,066,000	1,083,386
U.S. Treasury	12/15/2012	20,300,000	20,487,142
U.S. Treasury	9/30/2012	7,000,000	7,013,945
U.S. Treasury	10/31/2012	3,000,000	3,006,211
U.S. Treasury	8/31/2012	7,000,000	7,012,578
U.S. Treasury	1/15/2014	11,250,000	11,419,190
U.S. Treasury	11/30/2012	7,000,000	7,022,695
U.S. Treasury	12/31/2012	3,000,000	3,014,180
Verizon Communications	4/15/2013	3,000,000	3,165,690
Volvo Financial Equipment LLC	6/17/2013	333,779	334,328
Wal-Mart Store Inc	10/25/2015	2,955,000	3,001,394
Wells Fargo & Company	6/15/2012	500,000	504,513

			270,310,473

Total synthetic investment contracts			418,763,751

Guaranteed investment contracts:
Metropolitan Life, Contract #GA0006453, 1.85%	4/25/2014		5,905,313
Metropolitan Life, Contract #GA0009705, 1.10%	9/30/2014		9,481,858
New York Life, Contract #GA-34350, 1.19%	12/24/2014		6,085,178

Total guaranteed investment contracts			21,472,349

Other		9,122	9,122

Total investments			1,524,617,175
* Notes Receivable from Participants (1,550 loans with interest rates ranging from 4.25% to 10.50% and maturity dates ranging from 1/2/2012 – 12/11/2026)			14,988,714

Total assets			$1,539,605,889

*	Denotes a party-in-interest

See accompanying report of independent registered public accounting firm.